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                                                                       EXHIBIT 5


                       Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                              New York, NY 10005

                              February 21, 1996

Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

    Re: Registration Statement on Form S-3 of
        Central and South West Corporation
        (the "Company")

Ladies and Gentlemen:

        We have acted as counsel for the Company and, in that capacity, we have been requested to provide this opinion with respect to Common Stock of the Company, $3.50 par value per share (the "Common Stock"), issuable in connection with its registration statement on Form S-3 dated the date hereof with respect to the registration under the Securities Act of 1933, as amended, of 2,525,000 shares of common stock (the "Registration Statement"). We have examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

        Based upon the foregoing, we are of the opinion that the 2,525,000 shares of Common Stock to which the above-mentioned Registration Statement relates, will, when and to the extent issued by the Company as contemplated by the Prospectus incorporated by reference in the Registration Statement and the Underwriting Agreement referred to therein, executed in facsimile by proper officers of the Company, authenticated by the transfer agent and registrar, delivered to persons entitled thereto pursuant to the Underwriting Agreement in accordance with the terms thereof for consideration in excess of the par value thereof, be validly issued as fully paid and non-assessable shares.

        This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States applicable therein.

        This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and the Securities and Exchange Commission, or for any other purpose.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.


                                       Sincerely yours,

                                       /s/ Milbank, Tweed, Hadley & McCloy

                                       Milbank, Tweed, Hadley & McCloy


RBW/DBB